                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 22, 1997
                                                    -----------------



                                 CONNECT, Inc.
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              (Exact name of registrant as specified in charter)



                                   Delaware
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                (State or other jurisdiction of incorporation)



      000-20873                                            943036611
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(Commission File Number)                       (IRS Employer Identification No.)



515 Ellis Street, Mountain View, California                           94043
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(Address of principal executive offices)                            (Zip Code)



Registrant's telephone number, including area code:   (650) 254-4000
                                                    --------------------------

                                      N/A
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         (Former name or former address, if changed since last report)

Item 5.  Other Events.
         ------------

     On November 18, 1997, the Company closed the private placement (the "Private Placement") of 250 Units, each such Unit consisting of one (1) convertible note (a "Note") in the principal amount of $40,000 and one (1) warrant (a "Warrant") to purchase 13,333 shares of Common Stock of the Company. The Units were priced at $40,000 per Unit, resulting in gross proceeds of approximately $10 million. Lehman Brothers, Inc. received a placement fee of 8% of gross proceeds (excluding proceeds from sales of up to $2,000,000 of Units to current stockholders of the Company) from the Private Placement for services rendered in connection with the Private Placement, 50% of which has been paid in cash and the balance of which has been paid in Units (consisting of 8 Units issued to LBI Holdings, an affiliate of Lehman Brothers, Inc.). The Company relied on Rule 506 of Regulation D under the Securities Act of 1933, as amended (the "Act"), which, among other things, provides an exemption from the registration requirements of the Act for sales to accredited investors (as defined by Rule 501(a) of Regulation D under the Act). Under the terms of the Private Placement, the Company agreed to file a Registration Statement on Form S-3 following the closing of the transaction to cover the shares of the Company's Common Stock issuable upon conversion of the Notes and upon exercise of the Warrants.

     Each Note accrues interest at a rate of 5% per annum and is convertible at the option of the holder into shares of the Company's Common Stock at a price per share equal to the lesser of (i) $2.00 or (ii) 80% of the average closing bid price of the Company's Common Stock during the 10 trading days prior to conversion. Interest on such Notes is payable quarterly and may be paid, at the option of the Company, either in cash or in additional Notes with one-year maturities and principal amounts equal to the interest then due. Each Warrant is exercisable at any time within three years after the date of issuance to purchase 13,333 shares of the Company's Common Stock at a price of $2.50 per share.

     In November 1997, the Company was informed by The Nasdaq Stock Market, Inc. ("Nasdaq") that it did not meet the requirements for the continued listing of its Common Stock on The Nasdaq National Market. Specifically, Nasdaq's listing rules require the Company to maintain net tangible assets of at least $4 million, and the Company's net tangible assets were $2.4 million as of September 30, 1997. While the Company completed the Private Placement in November 1997, which increased the Company's cash assets by approximately $10 million, the Notes are considered as debt and, therefore, the Company's net tangible assets did not increase as a result of the Private Placement. In order to achieve compliance with the foregoing listing requirements, the Company has entered into exchange agreements with each holder of the Notes, pursuant to which such holders have agreed to exchange all of the outstanding Notes, with an aggregate principal amount of $10.32 million, for shares of the Company's Series A Preferred Stock at an exchange rate equal to one share of Series A Preferred Stock for each $2.00 of principal amount outstanding under the Notes, plus accrued interest (the "Exchange"). If the Notes are exchanged for shares of the Series A Preferred Stock (which is considered as equity for financial reporting purposes), the Company's net tangible assets will increase and the Company will be in compliance with the Nasdaq net tangible assets requirements. In addition, Nasdaq has agreed to permit the Company to remain listed on The Nasdaq National Market until at least February 28, 1997, pending the completion of the Exchange and the proposed one-for-five reverse stock split.

     The Exchange is subject to certain conditions, including, without limitation, the approval of the Company's stockholders of the Exchange, a proposed one-for-five reverse stock split and an increase in the authorized number of shares of Common Stock from 40 million to 60 million. If the Exchange is not consummated on or before February 28, 1998, the Exchange Agreements will terminate and the Notes will remain outstanding. There can be no assurance that the Exchange will be approved by the Company's stockholders or that it will be consummated on a timely basis, or at all, and failure to consummate the Exchange will likely result in the Company's inability to maintain the listing of its Common Stock on The Nasdaq National Market. In addition, even if the Exchange is completed, there can be no assurance that the Company will be able to continue to maintain compliance with the listing requirements of The Nasdaq National Market. For example, continued losses by the Company could cause the Company's net tangible assets to again fall below $4 million, at which point the Company's Common Stock would likely be removed from listing on The Nasdaq National Market. The removal of the Company's Common Stock from listing on The Nasdaq National Market most likely would have a material adverse effect on the stock price of the Common Stock and on the ability of stockholders and investors to buy and sell shares of the Common Stock in the public markets.

     If the Exchange is consummated, each share of Series A Preferred Stock issued in exchange for the Notes will be convertible at the option of the holder into that number of shares of Common Stock equal to the greater of (i) the quotient obtained by dividing $2.00, plus accumulated but unpaid dividends, by the conversion price (which initially is $2.00 per share and shifts to $1.50 per share on December 15, 1999) or (ii) the quotient obtained by dividing the conversion price, plus accumulated but unpaid dividends, by 80% (or 60% if the conversion occurs after December 15, 1999) of the average closing bid price for the 10 trading days prior to conversion. The initial conversion price will be subject to adjustment in the event of issuances of capital stock at a purchase price of less than $2.00 (other than issuances of Common Stock to employees, directors or consultants of the Company) and convertible securities with a conversion price of less than $2.00 per share, as well as stock splits, stock combinations and the like.

     The following is a summary of the outstanding capital stock of the Company:

     The authorized capital stock of the Company consists of 40,000,000 shares of Common Stock, $0.001 per share, and 10,000,000 shares of Preferred Stock, $0.001 par value per share. As of November 30, 1997, there were 19,146,743 shares of Common Stock outstanding held of record by 149 record holders of the Company's Common Stock.

COMMON STOCK

     The holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding Preferred Stock, the holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior rights of Preferred Stock, if any, then outstanding. The Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions available to the Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable.

PREFERRED STOCK

     Series A Preferred Stock. Of the 10,000,000 authorized shares of Preferred Stock, the Company has designated 6,500,000 shares of Series A Preferred Stock. The following is a summary of certain of the rights, preferences and privileges of the Series A Preferred Stock, none of which are currently outstanding. Approximately 5,160,000 shares of Series A Preferred Stock will be issued if the Exchange occurs. This summary is qualified by reference to the Exchange Agreement and the Company's Certificate of Designation of Rights, Preferences and Privileges of Series A Preferred Stock, both of which are filed as exhibits to this Current Report on Form 8-K.

     1.  Conversion.  Each share of Series A Preferred Stock will be
         ----------
convertible at the option of the holder into that number of shares of the Company's Common Stock equal to the greater of (i) the quotient obtained by dividing $2.00 (the "Preferred Cap"), plus accumulated but unpaid dividends, by the conversion price or (ii) the quotient obtained by dividing the conversion price, plus accumulated but unpaid dividends, by 80% (60% if the conversion occurs after December 15, 1999) of the average closing bid price for the 10 trading days prior to conversion. The initial conversion price is $2.00, and is subject to adjustment in the event of stock splits, stock combinations and the
like, and will be reduced to $1.50 on and after December 15, 1999.   The
Preferred Cap also will be adjusted downward to the lowest price at which the Company issues securities or, in the case of convertible securities, the lowest conversion or exercise price of such securities (excluding issuances pursuant to employee and director stock option plans). In addition, each share of Series A Preferred Stock will automatically convert into Common Stock on October 1, 1999, if the Company is listed on The Nasdaq National Market at all times during 1999, an effective registration statement relating to the resale of the shares of Common Stock issuable on conversion of the Series A Preferred Stock has been in effect at all times during 1999 and the price of the

Company's Common Stock is at least $2.00 per share (subject to adjustment in the event of stock splits, stock combinations and the like) at all times subsequent to August 15, 1999.

     2.   Voting Rights. Except as required by law and as set forth herein, the
          -------------
holders of Series A Preferred Stock will not be entitled to vote. The Series A Preferred Stock terms include what are customarily called protective provisions. Under these provisions, a vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock is required before the Company can: (i) materially or adversely alter or change the rights, preferences or privileges of the Series A Preferred Stock; (ii) authorize or issue (a) shares of any class or series of stock having any preference or priority as to dividends, liquidation or redemption over or pari passu with the Series A Preferred Stock, (b) shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having rights to purchase, any shares of stock of the Company having any preference or priority as to dividends, liquidation or redemption over or pari passu with the Series A Preferred Stock, or (c) any bonds, debentures, notes or other obligations for borrowed money, except in connection with equipment financing transactions of up to $1.5 million in any twelve months commencing after the date of initial issuance of a share of Series A Preferred Stock; (iii) effect any merger, consolidation or sale of assets of the Company with, into or to another Small Corporation in which the consideration to be received by the stockholders of the Company in the merger is not entirely cash (for purposes of this paragraph the term "Small Corporation" shall mean a corporation and its parent corporation (if the securities of the parent corporation are being issued) which have a market capitalization of less than $150 million; and for purposes of this paragraph the term "market capitalization" shall mean the product of the number of outstanding shares of the acquiring corporation's or its parent's common stock (if the securities of the parent corporation are being issued) multiplied by the average of the closing bid prices for the acquiring corporation's or its parent's common stock (as quoted on a national securities exchange or on NASDAQ or over-the-counter) during the 20 trading days prior to the date of notice of the transaction to the holders of the Series A Preferred Stock; (iv) effect any merger, consolidation or sale of assets of the Company with, into or to another corporation in which the consideration to be received by the stockholders of the Company in such transaction includes (1) securities that have not been registered on an effective Form S-4 or other appropriate form of registration statement or (2) property other than cash or securities; (v) apply any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly, through subsidiaries or otherwise, of any shares of any class or series of equity securities of the Company (other than repurchases of Common Stock from employees of and consultants to the Company upon or after termination of employment and other than redemptions of Series A Preferred Stock permitted by their terms); or (vi) pay any dividend or make any distribution on shares of equity securities, other than with respect to the Series A Preferred Stock.

     3.   Interest and Dividends. The holders of Series A Preferred Stock will
          ----------------------
be entitled to receive mandatory cumulative dividends in preference to the holders of Common Stock at an annual rate of $.10 per share (5% of the original $2.00 exchange price per share) from legally available funds. Such dividends are payable quarterly and may be paid in cash or in shares of Series A Preferred Stock, at the option of the Company.

     4.   Redemption Rights.  The Series A Preferred Stock will not be
          -----------------
redeemable at the option of the holders. The Company shall have the right to redeem the Series A Preferred Stock at any time after November 10, 1999 at $2.00 per share plus accrued dividends. In addition, the Company shall have the right to redeem shares of Series A Preferred Stock at a price of $2.70 per share plus accrued dividends in the event that a holder proposes to convert such shares of Series A Preferred Stock at a conversion price of less than $1.25 (subject to adjustment in the event of stock splits, stock combinations and the like).

     5.   Certain Rights upon Liquidation or Sale of the Company.  The Series A
          ------------------------------------------------------
Preferred Stock has liquidation and dividend rights superior to those of the Common Stock. In the event of a liquidation event, including certain mergers and sales of the Company, holders of the Series A Preferred Stock are entitled to receive $1.00, plus accumulated but unpaid dividends, per share of Series A Preferred Stock held by them prior to any distribution to holders of shares of the Company's Common Stock. After receipt of the full $1.00 per share, all remaining assets of the Company will be distributed to holders of shares of Series A Preferred Stock (on an as-if converted to Common Stock basis, at a per share price of the lesser of $2.00 per share or 60% of the price per share of Common Stock payable in the transaction) and Common Stock ratably based on the number of shares of stock held by them.

     The effect of these provisions in the context of a sale of the Company is to distribute to the Series A Preferred Stock preferential amounts. For example, if no shares of Series A Preferred Stock have been converted and 19 million shares of Common Stock are outstanding, for any transaction in which the aggregate consideration is below approximately $22 million, all of the proceeds will be payable to the holders of Series A Preferred Stock. Amounts in excess of $22 million will be shared among the Series A Preferred Stock and the Common Stock based on the number of shares held by each on an as-if converted basis.

     6.   Registration Rights.  The Company is obligated to file with the
          -------------------
Securities and Exchange Commission pursuant to the terms of the Private Placement and the Exchange, a registration statement (the "Registration Statement") with respect to the resale of the shares issuable upon conversion of the Series A Preferred Stock and exercise of the Warrants.

     "Blank-Check" Preferred Stock. As of the date of this Current Report on Form 8-K, and assuming completion of the Exchange, the Company will have 3,500,000 authorized shares of "blank check" Preferred Stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors, without any further vote or action by the stockholders; provided, however, that approval by the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock will be required in order to authorize or issue shares of any series of Preferred Stock having any preference or priority as to dividends, liquidation or redemption over or pari passu with the Series A Preferred Stock. The rights of the holders of the Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company, thereby delaying, deferring or preventing a change in control of the Company. Furthermore, such Preferred Stock may have other rights, including economic rights, senior to the Common Stock, and as a result, the issuance of such Preferred Stock could have a material adverse effect on the market value of the Common Stock. Although the Company has no present intention to issue any additional shares of its Preferred Stock, there can be no assurance that the Company will not do so in the future. See "Delaware Anti-Takeover Law and Certain Charter Provisions."

CONVERTIBLE NOTES

     As of the date of this Current Report on Form 8-K, the Company has outstanding convertible notes (the "Notes") in the aggregate principal amount of approximately $10.32 million. Upon the consummation of the Exchange, all of the outstanding Notes will be exchanged for shares of Series A Preferred Stock; however, in the event that the Exchange is not consummated, the Notes will remain outstanding. The following is a summary of certain of the rights of the Notes. This summary is qualified by reference to the Private Placement Purchase Agreement and form of Note, both of which have been filed as exhibits to the Company's Quarterly Report on Form 10-Q for the three-month period ended September 30, 1997.

     1.   Conversion. Each Note is convertible at the option of the holder into
          ----------
the number of shares of Common Stock determined by dividing the principal amount of the Note, plus accrued and unpaid interest, by the lesser of (i) $2.00 (the "Note Cap") (subject to adjustment in the event of stock splits, stock combinations and the like) or (ii) 80% of the average closing bid price for the 10 trading days prior to conversion. The Note Cap also will be adjusted downward to the lowest price at which the Company issues securities or, in the case of convertible securities, the lowest conversion or exercise price of such securities (excluding issuances pursuant to employee and director stock option plans). In addition, unless earlier converted or redeemed, the principal and accrued but unpaid interest on each Convertible Note will automatically convert into Common Stock on October 1, 1999 (at the then conversion price), if the Company has been listed on The Nasdaq National Market at all times during 1999, a registration statement relating to the resale of the shares of Common Stock issuable upon conversion of the Convertible Notes and Warrants has been effective at all times during 1999, and the closing bid price of the

Company's Common Stock was not less than $2.00 per share (subject to adjustment in the event of stock splits, stock combinations and the like) at all times from and after August 15, 1999.

     2.   Voting Rights. Holders of Convertible Notes are not entitled to notice
          -------------
of any meeting of stockholders of the Corporation or to vote upon any matter submitted to stockholders of the Corporation.

     3.   Interest and Dividends. The Convertible Notes accrue interest at the
          ----------------------
rate of 5% per annum. The interest may be paid in cash or in additional Convertible Notes (but with a one year maturity), at the option of the Company.

     4.   Redemption Rights.  The holders of the Convertible Notes have the
          -----------------
right in certain situations to demand that the Company redeem that portion of the Convertible Notes for which there are insufficient shares reserved for issuance upon conversion of the portion of the Convertible Note. The redemption price would be 135% of the portion of principal amount of the Convertible Note being redeemed (plus accrued but unpaid interest). In addition, holders of Convertible Notes can accelerate payment of all principal and interest due under the Convertibles Notes upon the occurrence of an "event of a default", which includes any breach of or failure to comply with any provision of the Convertible Note that is not cured within 15 days after written notice, and the institution of any bankruptcy or liquidation of the Company.

          The Company has the right to redeem all or a portion the Convertible Notes held by a holder, if the holder proposes to convert the Convertible Note into shares of Common Stock at a conversion price of less than $1.25 (subject to adjustment in the event of stock splits, stock combinations and the like). The Company's right must be exercised by notice from the Company to the holder given within two days after the notice of conversion. If the Company gives notice of redemption, the Company must pay the holder, within 10 business days after the date of such notice of conversion, an amount equal to 135% of the amount of principal proposed to be converted, together with accrued and unpaid interest thereon accrued through the date of such conversion.

     5.   Certain Rights upon Liquidation or Sale of the Company.  A
          ------------------------------------------------------
liquidation, bankruptcy or winding up of the Company would be an "event of default" under the terms of the Convertible Notes and would enable the holders of the Convertible Notes to accelerate payment of principal and interest under the Convertible Notes to the date of such event. Each holder of Convertible Notes would be entitled to receive the entire principal amount of such holder's Convertible Notes, plus accrued but unpaid interest, prior and in preference to any assets of the Company being distributed to holders of equity securities of the Company, including the holders of the Company's Common Stock.

          In the event of any consolidation or merger of the Company into another corporation which has a market capitalization of not less than $150 million, or the sale or conveyance of all or substantially all of its assets to any such corporation, then, at the election of the Company, the Convertible Notes shall be deemed automatically converted immediately prior to the consummation of such transaction at a price per share equal to 60% of the average closing bid price for the 10 trading days prior to conversion, or $2.00 per share (subject to adjustment in the event of stock splits, stock combinations and the like), if less. If the Company makes such election, the holders would have the right to accelerate the Convertible Notes and require repayment of 100% of the principal and accrued interest in cash. If any other consolidation, merger or sale of the Company is effected, or if any capital reorganization or reclassification of the Common Stock is effected, then, as a condition precedent of such transaction, the conversion provisions of the Convertible Notes would be required to be applicable to the successor corporation and each holder of Convertible Notes will have the right to receive upon conversion the kind of shares of capital stock or other securities or property which each such holder would have been entitled to receive upon or as a result of such transaction had the Convertible Notes been converted immediately prior to such event.

     6.   Registration Rights.  The Company is obligated to file with the
          -------------------
Securities and Exchange Commission pursuant to the terms of the Private Placement and the Exchange, a registration statement (the "Registration Statement") with respect to the resale of the shares issuable upon conversion of the Convertible Notes and exercise of the Warrants.

WARRANTS

     As of the date of this Prospectus, the Company has outstanding Warrants to purchase an aggregate of up to 3,439,913 shares of Common Stock at an exercise price of $2.50 per share. Each such Warrant is exercisable at any time prior to November 2000.

REGISTRATION RIGHTS OF CERTAIN OTHER HOLDERS

     Excluding the shares of Common Stock issuable upon conversion of the Notes (or the Series A Preferred Stock, if the Exchange is completed) and upon exercise of the Warrants, the holders of approximately 15,722,384 shares of Common Stock (the "Registrable Securities") or their transferees are entitled to certain rights with respect to the registration of such shares under the Securities Act. These rights are provided under the terms of agreements between the Company and the holders of Registrable Securities. If at any time, the Company registers any of its Common Stock, the holders of Registrable Securities are entitled to include their shares of Common Stock in the registration. A holder's right to include shares in an underwritten registration is subject to the ability of the underwriters to limit the number of shares included in the offering. All registration expenses must be borne by the Company and all selling expenses relating to Registrable Securities must be borne by the holders of the securities being registered. In addition, such holders may require the Company to use its best efforts to file a registration statement under the Securities Act at the Company's expense with respect to their shares of Common Stock, subject to certain limitations.

DELAWARE ANTI-TAKEOVER LAW AND CERTAIN CHARTER PROVISIONS

     Certain provisions of Delaware law and the Company's Restated Certificate of Incorporation could make more difficult the acquisition of the Company by means of a tender offer, a proxy contest or otherwise and the removal of incumbent officers and directors. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to first negotiate with the Company. The Company believes that the benefits of increased protection of the Company's potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the Company outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

     The Company is subject to the provisions of Section 203 of the Delaware law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date that the person became an interested stockholder unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation's voting stock. These provisions may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the Company's stockholders.

     Commencing at the first annual meeting of stockholders following the annual meeting of stockholders when the Company shall have had at least 800 stockholders, the Restated Certificate of Incorporation of the Company will provide for the Board of Directors to be divided into two classes, with staggered two-year terms. As a result, only one class of directors will be elected at each annual meeting of stockholders of the Company, with the other class continuing for the remainder of its respective two-year term. Thereafter, stockholders shall no longer have cumulative voting rights and the Company's stockholders representing a majority of the shares of Common Stock outstanding will be able to elect all of the directors. The classification of the Board of Directors and elimination of cumulative voting make it more difficult for the Company's existing stockholders to replace the Board of Directors as well as for another party to obtain control of the Company by replacing the Board of Directors. Since the Board of Directors has the power to retain and discharge officers of the Company, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

     The Company's Restated Certificate of Incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and may not be taken by written consent. The Bylaws provide that special meetings of stockholders can be called only by the Board of Directors, the Chairman of the Board, if any, the President of the Company and holders of 10% of the votes entitled to be cast at a meeting. Moreover, the business permitted to be conducted at any special meeting of stockholders is limited to the business brought before the meeting by the Board of Directors, the Chairman of the Board, if any, the President of the Company or any such 10% holder. The Bylaws set forth an advance notice procedure with regard to the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors and with regard to business to be brought before a meeting of stockholders of the Company.

     The Company's Restated Certificate of Incorporation contains a provision requiring the affirmative vote of the holders of at least two-thirds of the voting stock of the Company to amend the foregoing provisions of the Restated Certificate of Incorporation and Bylaws.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

        (c)    Exhibits.
               --------

Exhibit 3.4 Form of Proposed Certificate of Designation of Rights, Preferences and Privileges of Series A Preferred Stock.

Exhibit 4.3    Form of Exchange Agreement.

Exhibit 99.1   CONNECT, Inc. Press Release dated December 22, 1997.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 CONNECT, Inc.
                                 (Registrant)


Dated:  December 24, 1997        By: /s/ JOSEPH G. GIRATA
                                     -------------------------------------------
                                     Joseph G. Girata
                                     Vice President of Finance and
                                     Administration and Chief Financial Officer